UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2013

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on October 29, 2013, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).

Item 9.01 — Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Hawks Cay Resort includes 177 resort guest rooms and a resort residential management program that includes over 250 two-, three- and four-bedroom villas located on Duck Key in the Florida Keys. The resort was acquired by the registrant from BH/NV Hawks Cay Property Holdings, LLC, an unaffiliated third party. The BH/NV Hawk’s Cay Property Holdings, LLC financial statements and independent auditor’s report as of and for the year ended December 31, 2012 and as of and for the nine months ended September 30, 2013 are attached as Exhibit 99.1 hereto and are incorporated by reference herein.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Audited financial statements of BH/NV Hawk’s Cay Property Holdings, LLC as of and for the year ended December 31, 2012 and as of and for the nine months ended September 30, 2013

99.2

Unaudited pro forma condensed consolidated financial information of Carey Watermark Investors Incorporated (“CWI”) as of September 30, 2013, for the nine months ended September 30, 2013 and for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: January 7, 2014	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer